Exhibit 10.3

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of October 9, 2018, is entered into by and among Antero Midstream GP LP, a Delaware limited partnership (“AMGP”), Arkrose Subsidiary Holdings LLC, a Delaware limited liability company (“AR Sub”), Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership (“WP Private Equity X”), Warburg Pincus X Partners, L.P., a Delaware limited partnership (“WP X Partners”), Warburg Pincus Private Equity VIII, LP, a Delaware limited partnership (“WP Private Equity VIII”), Warburg Pincus Netherlands Private Equity VIII C.V. I, a company formed under the laws of the Netherlands (“WP Netherlands”), WP-WPVIII Investors, L.P., a Delaware limited partnership (“WP-WPVIII” and, together with WP Private Equity X, WP X Partners, WP Private Equity VIII and WP Netherlands, collectively, the “Warburg Funds”), Yorktown Energy Partners V, L.P., a Delaware limited partnership (“Yorktown V”), Yorktown Energy Partners VI, L.P., a Delaware limited partnership (“Yorktown VI”), Yorktown Energy Partners VII, L.P., a Delaware limited partnership (“Yorktown VII”), Yorktown Energy Partners VIII, L.P., a Delaware limited partnership (“Yorktown VIII” and together with Yorktown V, Yorktown VI and Yorktown VII, collectively the “Yorktown Funds”), Paul M. Rady, Mockingbird Investments, LLC, a Delaware limited liability company, Glen C. Warren, Jr. and Canton Investment Holdings LLC, a Delaware limited liability company.  The Warburg Funds and the Yorktown Funds shall be referred to herein as the “Sponsors” and each a “Sponsor.” Paul M. Rady and Glen C. Warren, Jr. shall be referred to herein as the “Management Stockholders” and each a “Management Stockholder.”

WHEREAS, AMGP and certain of its affiliates have entered into that certain Simplification Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time, the “Simplification Agreement”), pursuant to which, among other things, subject to the conditions and on the terms set forth therein, (i) AMGP will convert from a limited partnership into a corporation under the laws of the State of Delaware and change its name to Antero Midstream Corporation (as so converted, the “Company”) and (ii) an indirect subsidiary of AMGP will merge with and into Antero Midstream Partners LP, a Delaware limited partnership (“Antero Midstream”), with Antero Midstream surviving the merger (the “Transaction”);

WHEREAS, as a partial inducement of the parties to the Simplification Agreement to enter into such agreement, each party hereto is executing and delivering this Agreement, the effectiveness of which is conditioned upon the occurrence of the closing of the Transaction (the “Closing”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto and intending to be legally bound hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                    Certain Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person; provided, however, that for all purposes of this Agreement other than the definition of Qualified Owner in this Article I, (a) no Stockholder, in its capacity as such, shall be deemed an Affiliate of the Company or any of its subsidiaries, (b) no Management Stockholder or Sponsor shall be deemed an Affiliate of any other Management Stockholder, Sponsor or AR Sub and (c) no Person shall be deemed to be an Affiliate of more than one Stockholder.

“Antero Resources” means Antero Resources Corporation, a Delaware corporation.

“AR Director” means any member of the Board that is serving on the Board following designation by AR Sub in accordance with the terms hereof; provided, however, that, as of the Closing, Paul M. Rady and Glen C. Warren, Jr., will be deemed to have been designated by AR Sub.

“Audit Committee Independent” means an Independent Director who meets the independence criteria set forth in Rule 10A-3 under the Exchange Act.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) sole voting power, which includes the power to vote, or to direct the voting of, such security and (b)  sole investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings. For purposes of this Agreement, no party hereto is deemed to Beneficially Own shares of Common Stock of another party hereto solely as a result of any such shares of Common Stock being subject to the terms of this Agreement.  For purposes of this Agreement, a Person shall be deemed to have sole voting power or investment power if such Person shares voting power or investment power only with Persons who are members of such Person’s Group that are also parties hereto. Notwithstanding the foregoing, for purposes of the definition of “Fundamental Change,” “beneficial owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, and “beneficially own” shall have the correlative meaning.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, with respect to a Management Stockholder: (a) the commission of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement on the part of such Management Stockholder; (b) the commission by such Management Stockholder of, or conviction of such Management Stockholder for, or plea of nolo contendere by such Management Stockholder to, any felony (or state law equivalent) or any crime involving moral turpitude; (c) such Management Stockholder’s willful failure or refusal to perform such Management Stockholder’s obligations pursuant to any material lawful duties or responsibilities required of such Management Stockholder as an executive officer of the Company, or to follow any lawful directive from the Company, as determined by the Board (excluding Management Directors and Management Stockholders); (d) such Management Stockholder’s willful engagement in conduct that materially damages the integrity, reputation, or financial viability of the Company or any of its Subsidiaries; (e) such Management Stockholder’s willful engagement in conduct that is materially injurious to the Company or any of its Affiliates; and (f) such Management Stockholder’s willful violation of any material legal requirements applicable to the Company or any of its Affiliates; provided, however, that no conduct described in clauses (d), (e) and (f) on such Management Stockholder’s part shall be considered “Cause” if done or omitted to be done by such Management Stockholder in good faith and in the reasonable belief that such act or failure to act was in the best interest of the Company or in furtherance of such Management Stockholder’s employment duties; provided further that if such Management Stockholder’s actions or omissions as set forth in this definition of Cause are of such a nature that the Board (excluding Management Directors and Management Stockholders) determines that they are curable by such Management Stockholder, such actions or omissions must remain uncured thirty (30) days after the Board has provided such Management Stockholder written notice of the obligation to cure such actions or omissions.

“Change of Control” has the meaning ascribed to such term in the Indenture.

“Common Stock” shall have the meaning set forth in the Company Charter.

“Company Bylaws” shall mean those Bylaws of the Company to be adopted in connection with Closing, as may be amended or restated from time to time.

“Company Charter” shall mean that Certificate of Incorporation of the Company to be adopted in connection with Closing, as may be amended or restated from time to time.

“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to (a) direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (b) vote more than 50% of the securities having ordinary voting power for the election of directors of a Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” shall have the meaning given to such term in Rule 405 of the Securities Act of 1933, and any rules and regulations promulgated thereunder.

“Fundamental Change” shall be deemed to have occurred at any time after the Closing if any of the following occurs:

(i)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any Person other than any Qualified Owner;

(ii)          the liquidation or dissolution of the Company;

(iii)         the consummation of any transaction including, without limitation, any merger or consolidation), the result of which is that any Person, other than any Qualified Owner, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Company, measured by voting power rather than by number of shares, units or the like;

provided, however, that a transaction in which the Company becomes a subsidiary of another Person shall not constitute a Fundamental Change if, immediately following the consummation of such transaction, the “Persons” who were beneficial owners of the voting stock of the Company immediately prior to the consummation of such transaction, beneficially own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding voting stock of such other Person of whom the Company has become a direct or indirect subsidiary; or

(iv)         the consummation of any business combination transaction, or series of related business combination transactions that require (or, if the Company’s common stock ceases to be listed on the NYSE, that would require a vote of the Company’s stockholders if the Company’s common stock were listed on the NYSE) the approval of the voting stock of the Company or its successor pursuant to Section 312.03(c)(1) of the NYSE Listed Company Manual (or any similar replacement provision), immediately after the consummation of which:

(x)                                 the Initial Share Count does not represent 50% or more of the outstanding voting stock of the Company or its successor as a result of such transaction, measured by voting power, rather than number of shares, units or the like; and

(y)                                 Qualified Owners do not own, in the aggregate, 50% or more of the outstanding voting stock of the Company or its successor as a result of such transaction, measured by voting power, rather than number of shares, units or the like;

provided, however, that a business combination transaction in which the Company or its successor as a result of such transaction becomes a subsidiary of another Person shall not constitute a Fundamental Change if, immediately following the consummation of such transaction, either:

(1)                                 holders of a number of Voting Securities equal to the Initial Share Count as of immediately prior to the consummation of such transaction, upon the consummation of such transaction, beneficially own, directly or indirectly through one or more intermediaries, 50% or more of the total voting power (measured by voting power, rather than number of shares, units or the like) of the outstanding voting stock of such other Person of whom the Company (or such successor as a result of such transaction) has become a direct or indirect subsidiary; or

(2)                                 Qualified Owners own 50% or more of the total voting power (measured by voting power, rather than number of shares, units or the like) of the outstanding voting stock of such other Person of whom the Company (or such successor as a result of such transaction) has become a direct or indirect subsidiary; and

provided, further, however, that the occurrence of the transactions described in the Simplification Agreement shall not be deemed to constitute a Fundamental Change.

“Group” means each of the Rady Group, the Warburg Group, the Warren Group and the Yorktown Group, and the term “Group Member” means any member of a Group.

“Indenture” means that certain Indenture, dated as of September 13, 2016, by and among Antero Midstream Partners LP, Antero Midstream Finance Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee), as may be amended or restated from time to time

“Independent Director” shall mean a director that would qualify as an “Independent Director” under the NYSE Rules.

“Initial Share Count” means the number of Voting Securities outstanding as of Closing (as appropriately adjusted for any stock split, subdivision, combination or reclassification of any shares).

“Management Director” means any member of the Board that is serving on the Board following designation by a Management Stockholder in accordance with the terms hereof; provided, however, that, as of the Closing, no directors will be deemed to have been designated by the Management Stockholders.

“Management Stockholder Group” means the Rady Group and the Warren Group.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by applicable law and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including (a) voting or providing a written consent or proxy with respect to shares of Common Stock, (b) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (c) executing agreements and instruments and (d) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Nominating and Governance Committee” shall mean the Nominating and Governance Committee of the Board.

“NYSE Rules” shall mean the rules and regulations of the New York Stock Exchange or any stock exchange on which the Common Stock is traded following the date of this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Qualified Owner” means each of (i) Antero Resources or any of its Affiliates, including AR Sub for so long as AR Sub is an Affiliate of Antero Resources, (ii) each member of the Warburg Group, (iii) each member of the Yorktown Group, (iv) each member of the Rady Group, (v) each member of the Warren Group, and (vi) any “group” (within the meaning of Section 13 of the Exchange Act and the rules and regulations thereunder) that includes one or more of the Persons described in the preceding clauses (i) through (vi), but only if such Persons described in the preceding clauses (i) through (vi) control more than 50% of the total voting power of such group.

“Qualifying Interest” means, as of any date of determination with respect to a Stockholder, the percentage represented by the quotient of: (i) the number of Voting Securities that are then Beneficially Owned by a Stockholder and its Affiliates that are parties hereto and a Stockholder’s Group Members that are parties hereto, and (ii) the lesser of (A) the number of Voting Securities outstanding as of the Closing (as appropriately adjusted for any stock split, subdivision, combination or reclassification of any shares) and (B) the number of Voting Securities outstanding as of the date of determination. Notwithstanding anything in this Agreement to the contrary, the Qualifying Interest of the Rady Group shall also include a number of Voting Securities not to exceed 2,400,000 shares that are then held by the Schwab Charitable Donor-Advised Fund established by Mr. Rady regardless of whether such Person is a party hereto; provided, however, that if at any time during the Initial Period Paul M. Rady participates in the Priority Underwritten Offering, if any, the Qualifying Interest of the Rady Group following such Priority Underwritten Offering shall include a number of Voting Securities not to exceed 2,400,000 shares that are held by such Schwab Charitable Donor-Advised Fund established by Mr. Rady on the date hereof, which number shall be reduced by any future dispositions of Voting Securities by such Schwab Charitable Donor-Advised Fund to any Person, and which number shall not be increased by any acquisition of Voting Securities by such Schwab Charitable Donor-Advised Fund after the date hereof. For purposes of this definition, the terms “Initial Period” and “Priority Underwritten Offering” shall have the respective meanings set forth in the form of Registration Rights Agreement attached as Exhibit B to the Simplification Agreement on the date hereof (i.e., before giving effect to any subsequent amendments to the Simplification Agreement or such form). Each reference in this definition to “2,400,000 shares” shall be subject to appropriate adjustment for any stock split, subdivision, combination or reclassification of any shares.

“Rady Group” means (i) Paul M. Rady, (ii) Mr. Rady’s estate, (iii) Mr. Rady’s spouse, lineal descendants (whether by blood or adoption) and heirs (whether by will or intestacy), (iv) any trust, family partnership or family limited liability company, the sole beneficiaries, partners or members of which are Mr. Rady, Mr. Rady’s spouse or Mr. Rady’s lineal descendants (whether by blood or adoption) and heirs (whether by will or intestacy) and (v) any Affiliate of any of the Persons set forth in (i), (ii), (iii) or (iv) for so long as such Affiliate is controlled by any of the Persons set forth in (i), (ii), (iii) or (iv). For purposes of this paragraph, Mr. Rady’s estate shall be deemed a party to this Agreement, subject to all rights and obligations hereof, pending the settlement of such estate.

“Ratings Decline” has the meaning ascribed to such term in the Indenture.

“SEC” means the Securities and Exchange Commission.

“Sponsor Director” means any individual designated by the Sponsors in accordance with the terms hereof.

“Stockholder” shall mean any holder of Common Stock that is or becomes a party to this Agreement from time to time in accordance with the provisions hereof.

“Transfer” means, directly or indirectly (whether by merger, operation of law or otherwise), to sell, transfer, assign, pledge, hypothecate or otherwise dispose of or encumber any direct or indirect economic, voting or other rights in or to any Voting Securities, including by means of (a) the Transfer of an interest in a Person that directly or indirectly holds such Voting Securities or (b) a hedge, swap or other derivative. “Transferred” and “Transferring” shall have correlative meanings.

“Unaffiliated Director” shall mean a director that is not (i) a Management Director, a Sponsor Director or an AR Director and (ii) for so long as a Management Stockholder, a Sponsor or AR Sub has the ability to designate at least one director pursuant to this Agreement, an individual who is an Affiliate of such Management Stockholder, Sponsor or AR Sub.

“Voting Securities” means shares of Common Stock and any other securities of the Company entitled to vote generally at any annual or special meeting of the Company’s stockholders.

“Warburg Group” means the Warburg Funds and their respective Affiliates that are parties hereto, in each case for so long as such Person is Affiliated with Warburg Pincus LLC.

“Warren Group” means (i) Glen C. Warren, Jr., (ii) Mr. Warren’s estate, (iii) Mr. Warren’s spouse, lineal descendants (whether by blood or adoption) and heirs (whether by will or intestacy), (iv) any trust, family partnership or family limited liability company, the sole beneficiaries, partners or members of which are Mr. Warren, Mr. Warren’s spouse or Mr. Warren’s lineal descendants (whether by blood or adoption) and heirs (whether by will or intestacy) and (v) any Affiliate of any of the Persons set forth in (i), (ii), (iii) or (iv) for so long as such Affiliate is controlled by any of the Persons set forth in (i), (ii), (iii) or (iv).  For purposes of this paragraph, Mr. Warren’s estate shall be deemed a party to this Agreement, subject to all rights and obligations hereof, pending the settlement of such estate.

“Yorktown Group” means the Yorktown Funds and their respective Affiliates that are parties hereto, in each case for so long as such Person is Affiliated with Yorktown Partners LLC.

Section 1.2                                    Rules of Construction.

(a)                                 Unless the context requires otherwise: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (ii) references to Articles and Sections refer to articles and sections of this Agreement; (iii) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (iv) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (vi) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (vii) references to any Person include such Person’s successors and permitted assigns; and (viii) references to “days” are to calendar days unless otherwise indicated.

(b)                                 The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

(c)                                  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted or caused this Agreement to be drafted.

ARTICLE II
GOVERNANCE MATTERS

Section 2.1                                    Designees.

(a)                                 Effective upon the Closing, the Parties shall take all Necessary Action to cause a majority of the Board to consist of Unaffiliated Directors, initially consisting of nine directors, to be divided into three classes of directors, as nearly as equal in number as reasonably possible in accordance with the Company Charter, each of which directors shall serve for staggered three-year terms as follows:

(i)                                     the class I directors shall initially be W. Howard Keenan, Jr., Peter A. Dea and David A. Peters, and, subject to the provisions of this Article II, thereafter shall include, if the Sponsors have the right to designate two directors pursuant to Section 2.1(d) of this Agreement, one Sponsor Director designated pursuant to Section 2.1(d) of this Agreement;

(ii)                                  the class II directors shall initially be Glen C. Warren, Jr., Brooks J. Klimley and John C. Mollenkopf, and, subject to the provisions of this Article II, thereafter shall include, if AR Sub has the right to designate two directors pursuant to Section 2.1(b), one AR Director designated pursuant to Section 2.1(b) of this Agreement and, if the Management Stockholder Group has the right to designate two directors pursuant to Section 2.1(c) of this Agreement, one Management Director designated pursuant to Section 2.1(c) of this Agreement; and

(iii)                               the class III directors shall initially be Peter R. Kagan, Paul M. Rady and Rose M. Robeson, and, subject to the provisions of this Article II, thereafter shall include, if the Sponsors have the right to designate at least one director pursuant to Section 2.1(d) of this Agreement, one Sponsor Director designated pursuant to Section 2.1(d) of this Agreement, if AR Sub has the right to designate at least one director pursuant to Section 2.1(b) of this Agreement, one AR Director designated pursuant to Section 2.1(b) of this Agreement and, if the Management Stockholder Group has the right to designate at least one director pursuant to Section 2.1(c) of this Agreement, one Management Director designated pursuant to Section 2.1(c) of this Agreement.

The term of the class I directors shall expire at the first annual meeting of stockholders of the Company following the Closing.  The term of the class II directors shall expire at the second annual meeting of stockholders of the Company following the Closing.  The term of the class III directors shall expire at the third annual meeting of stockholders of the Company following the Closing.

(b)                                 For so long as AR Sub and its Affiliates party hereto collectively hold a Qualifying Interest of (i) 8.0% or greater, then at any time prior to the occurrence of a Fundamental Change, the Company and the Stockholders shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by AR Sub that, if elected, will result in AR Sub having two designated directors serving on the Board immediately following such meeting or (ii) (x) 5.0% or greater but less than 8.0% at any time prior to the occurrence of a Fundamental Change, or (y) 5.0% or greater at any time following the occurrence of a Fundamental Change, the Company and the Stockholders shall take all Necessary Action to, include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by AR Sub that, if elected, will result in AR Sub having one designated director serving on the Board immediately following such meeting.

(c)                                  For so long as the members of the Management Stockholder Group parties hereto collectively hold a Qualifying Interest of (i) 8.0% or greater, then at any time prior to the occurrence of a Fundamental Change, the Company and the Stockholders shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, that number of individuals mutually designated by the Management Stockholders that, if elected, will result in the Management Stockholders having two designated directors serving on the Board immediately following such meeting and (ii) (x) 5.0% or greater but less than 8.0% at any time prior to the occurrence of a Fundamental Change, or (y) 5.0% or greater at any time following the occurrence of a Fundamental Change, the Company and the Stockholders shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, that number of individuals mutually designated by the Management Stockholders that, if elected, will result in the Management Stockholders having one designated director serving on the Board immediately following such meeting.  Notwithstanding the foregoing, at any time prior to the occurrence of a Fundamental Change when both Paul M. Rady and Glen C. Warren, Jr. are designated as AR Directors, the Management Stockholders shall have no right to designate any directors pursuant to this Section 2.1(c), and at any time when only one of Paul M. Rady or Glen C.

Warren, Jr. is designated as an AR Director, the Management Stockholders shall have no right to designate more than one director pursuant to this Section 2.1(c).  Notwithstanding the foregoing, at any time following the occurrence of a Fundamental Change, when one of Paul M. Rady or Glen C. Warren, Jr. is designated as an AR Director, the Management Stockholders shall have no right to designate any directors pursuant to this Section 2.1(c).

(d)                                 At any time prior to the occurrence of a Fundamental Change, for so long as the Warburg Group and the Yorktown Group collectively hold at least a Qualifying Interest of (i) 8.0% or greater, at any time prior to the occurrence of a Fundamental Change, then the Company and the Stockholders shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals mutually designated by the Sponsors that, if elected, will result in the Sponsors having two designated directors serving on the Board immediately following such meeting and (ii) (x) 5.0% or greater but less than 8.0% at any time prior to the occurrence of a Fundamental Change, or (y) 5.0% or greater at any time following the occurrence of a Fundamental Change, then the Company and the Stockholders shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals mutually designated by the Sponsors that, if elected, will result in the Sponsors having one designated director serving on the Board immediately following such meeting.

(e)                                  The Company and the Stockholders shall take all Necessary Action to increase the size of the Board to the extent necessary to permit the number of Sponsor Directors, AR Directors and Management Directors that the Stockholders designate hereunder to be elected to the Board

(f)                                   If at any time a majority of the members of the Board are not Unaffiliated Directors notwithstanding compliance with the terms of this Agreement by the Company, then, the Board shall constitute a committee of the Board composed solely of all Unaffiliated Directors (the “Unaffiliated Director Committee”), and upon a resolution passed by the Unaffiliated Director Committee in favor thereof, the Company and the Stockholders shall take all Necessary Action to increase the size of the Board such that, following the appointment of Unaffiliated Directors pursuant to Section 2.1(h) to fill the vacancies created by such increase, a majority of the members of the Board shall be Unaffiliated Directors.

(g)          Subject to the right of the Unaffiliated Directors Committee to cause the Company and the Stockholders to take Necessary Action to increase the size of the Board pursuant to Section 2.1(f) of this Agreement, the size of the Board shall be as determined by the Board from time to time in accordance with the Company Charter and Company Bylaws;  provided, however, that at no time shall the size of the Board be such as would cause the Company not to comply with provisions of this Agreement.

(h)                                 Following the Closing, and subject to the requirements in this Article II, the selection and nomination of directors to stand for election at annual or special meetings will be the responsibility of the Nominating and Governance Committee; provided, however, that after giving effect to the election of such nominees and the nominees designated pursuant to Section 2.1(b),

Section 2.1(c) or Section 2.1(d), a majority of the Board will consist of Unaffiliated Directors.  Each Stockholder designating a director nominee pursuant to Section 2.1(b), Section 2.1(c) or Section 2.1(d) shall give written notice to the Nominating and Governance Committee of the identity of such designee, together with such other information as the Nominating and Governance Committee may reasonably request, including in order to ensure compliance with the NYSE Rules and applicable laws, at such times as the Nominating and Governing Committee may reasonably request.

(i)                                     For the avoidance of doubt, the rights granted to the Stockholders to designate nominees for appointment or election to the Board are additive to, and not intended to limit in any way, the rights that the Stockholders may have to nominate, elect or remove directors under the Company Charter, the Company Bylaws or the Delaware General Corporation Law, subject to the restrictions expressly set forth herein.

(j)                                    The Company agrees, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under Delaware law), that taking all Necessary Action to effectuate the agreements in this Article II shall include (i) including the persons designated pursuant to this Section 2.1 in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors, (ii) nominating and recommending each such individual to be elected as a director as provided herein and (iii) soliciting proxies or consents in favor thereof.  In connection with the foregoing, the Company is entitled to identify such individual as an AR Director, Management Director or Sponsor Director, as applicable, pursuant to this Agreement.

(k)                                 AR Sub shall have the right to require removal or resignation of any AR Director (with or without cause), the Management Stockholders shall jointly have the right to require removal or resignation of any Management Director (with or without cause) and the Sponsors shall jointly have the right to require removal or resignation of any Sponsor Director (with or without cause), from time to time and at any time, from the Board, exercisable upon written notice to the Company, and the Company shall take all Necessary Action to cause such removal or resignation, to the extent permitted by applicable law.

(l)                                     The Company and the Stockholders shall take all Necessary Action to (i) cause the Nominating and Governance Committee to consist solely of Unaffiliated Directors and (ii) cause the Company not to avail itself of any “controlled company exception” to avoid corporate governance listing standards that are otherwise unavailable to a company that is not a “controlled company” under the listing standards of the national securities exchange upon which the Common Stock is listed.

(m)                             Nothing in this Section 2.1 shall be deemed to require that any party hereto, or any Affiliate thereof, act or be in violation of any applicable provision of law, regulation, legal duty or requirement or stock exchange or stock market rule, including any applicable fiduciary duties.

(n)                                 In the event that a vacancy is created on the Board at any time by the death, disability, resignation or removal (whether by AR Sub, any of the Management Stockholders, the Sponsors or otherwise in accordance with the Company Charter and the Company Bylaws) of an

AR Director, Management Director or Sponsor Director, AR Sub, the Management Stockholders or the Sponsors, as applicable, shall be entitled to designate an individual to fill the vacancy so long as the total number of persons that will serve on the Board as AR Directors, Management Directors or Sponsor Directors, as applicable, immediately following the filling of such vacancy will not exceed the total number of persons AR Sub, the Management Stockholders or the Sponsors, as applicable, are entitled to designate pursuant to this Section 2.1 on the date of such replacement designation.  In the event that a vacancy is created on the Board at any time by the death, disability, resignation or removal of a director other than an AR Director, a Management Director or a Sponsor Director, the Nominating and Governance Committee shall designate an individual to fill the vacancy.  The parties hereto shall take all Necessary Action to cause such replacement director to become a member of the Board as promptly as practicable (and in any event prior to the Board taking any other action) following the submission to the Board by the applicable Stockholder or the Nominating and Governance Committee of the identity of the individual designated to fill such vacancy.

(o)                                 Subject to applicable listing exchange rules, notwithstanding anything in this Agreement to the contrary, the Board shall at all times consist of at least a majority of Independent Directors, at least three of whom shall be Audit Committee Independent.

(p)                                 Notwithstanding anything in this Agreement to the contrary, the Company and each Stockholder agrees to take all Necessary Action:

(i)                                     for so long as AR Sub has the ability to designate a director pursuant to Section 2.1(b) and Paul M. Rady serves as an Executive Officer of Antero Resources, to cause Mr. Rady to serve as the Chief Executive Officer of the Company, unless he is removed as the Chief Executive Officer of the Company for Cause by an affirmative vote of a majority of the members of the Board other than Mr. Rady;

(ii)                                  for so long as AR Sub has the ability to designate a director pursuant to Section 2.1(b) and Glen C. Warren, Jr. serves as an Executive Officer of Antero Resources, to cause Mr. Warren to serve as the President of the Company, unless he is removed as the President of the Company for Cause by an affirmative vote of a majority of the members of the Board other than Mr. Warren; and

(iii)                               for so long as Paul M. Rady is a member of the Board and an Executive Officer of Antero Resources and/or the Company (excluding, for the avoidance of doubt, Chairman of the Board of the Company and also excluding any officer position that was not appointed by the applicable board of directors), to cause Mr. Rady to serve as the Chairman of the Board of the Company, unless he is removed as the Chief Executive Officer of the Company for Cause by an affirmative vote of a majority of the members of the Board other than Mr. Rady.

Section 2.2                                    Agreements to Vote; Restricted Actions.

(a)                                 Each Stockholder agrees to cast all votes to which such Stockholder is entitled in respect of its Voting Securities, whether at any annual or special meeting, by written consent or otherwise, (i) in favor of the election to the Board of each Person designated for nomination to the Board pursuant to Section 2.1(b), Section 2.1(c) or Section 2.1(d), (ii) either (A)

in favor of the election to the Board of those individuals (other than any AR Director, Management Director or Sponsor Director) recommended by the Nominating and Governance Committee (to the extent those individuals are recommended in a manner consistent with the terms hereof) for election or (B) in proportion to the votes cast by all stockholders of the Company, other than the Stockholders and those stockholders that are Affiliates of the Company, for the election to the Board of those individuals who are not AR Directors, Management Directors or Sponsor Directors and (iii) as otherwise necessary to effectuate the intent of this Article II.

(b)                                 No Stockholder shall, and each Stockholder shall cause their representatives and controlled Affiliates not to, directly or indirectly:

(i)                                     grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to its shares of Voting Securities if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreement or agreements are with other Stockholders, holders of shares of Voting Securities that are not parties to this Agreement or otherwise);

(ii)                                  take action to (including by engaging in or assisting any Person in connection with any “solicitation” of “proxies” with respect to (as such terms are defined in the proxy rules of the SEC)) elect any Person to the Board that was not nominated in accordance with this Agreement;

(iii)                               knowingly encourage or knowing facilitate any other Person in connection with the actions described in clause (ii), including through the making of any public statement in support of any third party proxy solicitation;

(iv)                              take action to remove any director from office other than for cause and other than a director nominated by such Stockholder or member of such Stockholder’s Group; or

(v)                                 form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities in furtherance of any of the actions described in clauses (i), (ii) or (iii).

(c)          The Company and the Stockholders shall take Necessary Action to prevent (i) adoption of a policy, or amendment to the Company Charter or Company Bylaws in a manner, that requires an AR Director, Management Director or Sponsor Director who fails to receive a specified number of votes for election to tender his or her resignation or (ii) amendment to the Company Charter or Company Bylaws to require an AR Director, Management Director or Sponsor Director be elected by a standard other than a plurality of votes cast.

Section 2.3                                    Transfers; Joinders; Other.

(a)         No Stockholder shall Transfer any Voting Securities to any other Person who is an Affiliate of such Stockholder unless (i) such Person executes a joinder to this Agreement, in form and substance reasonably satisfactory to the Company, to become a party to this Agreement and be subject to the restrictions and obligations applicable to the Person effecting the Transfer and otherwise become a party for all purposes under this Agreement and (ii) such Transfer will not result in the occurrence of a Change of Control (assuming the occurrence of a Ratings Decline) as a result of such Transfer.

(b)         Any Person who is a member of the Rady Group or Warren Group who acquires Voting Securities may, at its option, become a party to this Agreement and be subject to the restrictions and obligations applicable to the Rady Group or Warren Group, as applicable, by executing a joinder to this Agreement reasonably promptly following such Person’s acquisition of Voting Securities, unless such Person’s becoming a party to this Agreement would result in the occurrence of a Change of Control (assuming the occurrence of a Ratings Decline) as a result of becoming a party to this Agreement.

(c)          Except with respect to Transfers to Affiliates made in compliance with Section 2.3(a), at any time that Antero Resources or any of its subsidiaries (excluding for this purpose AR Sub and any other Affiliate of AR Sub that becomes a party to this Agreement), owns any Voting Securities, neither AR Sub nor any such Affiliate of AR Sub may Transfer any Voting Securities to any Person.  For the avoidance of doubt, the provisions of this Section 2.3(c) shall not restrict the Transfer by AR Sub or any such Affiliate of AR Sub of any Voting Securities if (i) no Voting Securities are owned by Antero Resources or any of its other subsidiaries or (ii) all Voting Securities owned by Antero Resources and its subsidiaries are Transferred contemporaneously.

(d)         Any Transfer in violation of this Agreement shall be void ab initio and be of no force or effect.

(e)          Notwithstanding any other provision of this Agreement to the contrary, (i) if at any time a Stockholder acquires Beneficial Ownership of a number of Voting Securities that would result in more than 45% of the Company’s outstanding Voting Securities being subject to this Agreement, such Voting Securities shall not be subject to this Agreement and such Stockholder shall not be subject to the obligations set forth in this Agreement with respect to such Voting Securities and (ii) if for any other reason the number of Voting Securities subject to this Agreement exceeds 45% of the Company’s outstanding Voting Securities, the number of Voting Securities subject to the obligations set forth in this Agreement shall be reduced pro rata with respect to each Stockholder until the number of Voting Securities subject to this agreement equals 45% of the Company’s outstanding Voting Securities. For the avoidance of doubt, nothing in this Section 2.3(e) is intended to reduce the Qualifying Interest of any Stockholder.

ARTICLE III
EFFECTIVENESS AND TERMINATION

Section 3.1                                    Effectiveness.  The effectiveness of this Agreement is subject to, and shall occur simultaneously with, the consummation of the Transaction at the Closing.  If the Simplification Agreement is terminated in accordance with its terms without the occurrence of the Closing, this Agreement shall be void ab initio and be of no force or effect.

Section 3.2                                    Termination.  This Agreement shall terminate upon the earlier to occur of (a) such time as none of the Stockholders has the right to designate any directors for election to the Board pursuant to Article II and (b) the written agreement of the Company and each of the

Stockholders then party hereto to terminate this Agreement.  Further, this Agreement shall terminate with respect to a Stockholder at such time as such Stockholder and the members of such Stockholder’s Group collectively cease to have a sufficient Qualifying Interest to designate at least one Person for nomination to the Board pursuant to Article II.

ARTICLE IV
MISCELLANEOUS

Section 4.1                                    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such party at the address set forth below (or such other address as shall be specified by like notice).  Notices will be deemed to have been duly given hereunder if (a) personally delivered, when received, (b) sent by nationally recognized overnight courier, one business day after deposit with the nationally recognized overnight courier, (c) mailed by registered or certified mail, five business days after the date on which it is so mailed, and (d) sent by facsimile or electronic mail, on the date sent so long as such communication is transmitted before 5:00 p.m. in the time zone of the receiving party on a business day, otherwise, on the next business day.

(i)	If to AMGP, to:

Antero Midstream GP LP
1615 Wynkoop Street
Denver, Colorado 80202
	Attention:	Yvette K. Schultz
	Email:	yschultz@anteroresources.com

(ii)	If to Warburg, to:

Warburg Pincus LLC
450 Lexington Avenue
New York, New York 10017
	Attention:	Peter Kagan
General Counsel
	Email:	peter.kagan@warburgpincus.com
notices@warburgpincus.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
	Attention:	Adam D. Larson, P.C.
Matthew R. Pacey, P.C.
	Email:	adam.larson@kirkland.com
matt.pacey@kirkland.com

(iii)	If to Yorktown, to:

c/o Yorktown Partners LLC
410 Park Ave., 19th Floor
New York, New York 10022
Attn.: W. Howard Keenan, Jr.
Email: hkeenan@yorktownenergy.com

with a copy (which shall not constitute notice) to:

Thompson & Knight LLP
One Arts Plaza
1722 Routh Street, Suite 1500
Dallas, Texas 75201
	Attention:	Ann Marie Cowdrey
	Email:	annmarie.cowdrey@tklaw.com

(iv)	If to Paul M. Rady or Mockingbird Investments, LLC, to:

c/o Antero Resource Corporation
1615 Wynkoop Street
Denver, Colorado 80202
	Attention:	Yvette K. Schultz
	Email:	yschultz@anteroresources.com

(v)	If to Glen C. Warren, Jr. or Canton Investment Holdings LLC, to:

c/o Antero Resources Corporation
1615 Wynkoop Street
Denver, Colorado 80202
	Attention:	Yvette K. Schultz
	Email:	yschultz@anteroresources.com

(vi)	If to AR Sub, to:

Arkrose Subsidiary Holdings LLC
1615 Wynkoop Street
Denver, Colorado 80202
	Attention:	Yvette K. Schultz
	Email:	yschultz@anteroresources.com

Section 4.2                                    Severability.  The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.3                                    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

Section 4.4                                    Entire Agreement; No Third Party Beneficiaries.  This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 4.5                                    Further Assurances.  Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

Section 4.6                                    Governing Law; Equitable Remedies.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 4.7                                    Consent To Jurisdiction.  With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to their respective addresses referred to in

Section 4.1 hereof; provided, further, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 4.8                                    Amendments; Waivers.

(a)                                 No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed (i) in the case of an amendment, by each of the parties hereto, and (ii) in the case of a waiver, by each of the parties against whom the waiver is to be effective; provided, however, that for purposes of clauses (i) and (ii), the written amendment or waiver of any member of the Rady Group, the Warren Group, the Warburg Group or the Yorktown Group shall be deemed the written amendment or waiver of each member of such Group (but not any other Group).

(b)                                 No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.9                                    Assignment.  Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that, subject to Section 2.3, the Stockholders may each assign any of its respective rights hereunder to any of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

[Signature pages follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ANTERO MIDSTREAM GP LP

By:	AMGP GP LLC, its general partner

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional Senior Vice President and Treasurer

[Signature Page to Stockholders’ Agreement]

WARBURG PINCUS PRIVATE EQUITY X O&G, L.P.

By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X GP L.P., its general partner
By:	WPP GP LLC, its general partner
By:	Warburg Pincus Partners, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Partner
Address:	450 Lexington Avenue, New York, New York 10017

WARBURG PINCUS X PARTNERS, L.P.

By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X GP L.P., its general partner
By:	WPP GP LLC, its general partner
By:	Warburg Pincus Partners, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Partner
Address:	450 Lexington Avenue, New York, New York 10017

[Signature Page to Stockholders’ Agreement]

WARBURG PINCUS PRIVATE EQUITY VIII, LP

By:	Warburg Pincus Partners L.P., its general partner
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Partner
Address:	450 Lexington Avenue, New York, New York 10017

WARBURG PINCUS NETHERLANDS PRIVATE EQUITY VIII C.V. I

By:	Warburg Pincus Partners L.P., its general partner
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Partner
Address:	450 Lexington Avenue, New York, New York 10017

WP-WPVIII INVESTORS, L.P.
By:	WP-WPVIII Investors GP L.P., its general partner
By:	WPP GP LLC, its Company
By:	Warburg Pincus Partners, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner

[Signature Page to Stockholders’ Agreement]

By:	Warburg Pincus & Co., its managing member

By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Partner
Address:	450 Lexington Avenue, New York, New York 10017

[Signature Page to Stockholders’ Agreement]

YORKTOWN ENERGY PARTNERS V, L.P.

By:	Yorktown V Company LLC, its general partner

By:	/s/ W. Howard Keenan, Jr.
Name:	W. Howard Keenan, Jr.
Title:	Member
Address:	410 Park Avenue, 19th Floor, New York, New York 10022

YORKTOWN ENERGY PARTNERS VI, L.P.

By:	Yorktown VI Company LP, its general partner
By:	Yorktown VI Associates LLC, its general partner

By:	/s/ W. Howard Keenan, Jr.
Name:	W. Howard Keenan, Jr.
Title:	Member
Address:	410 Park Avenue, 19th Floor, New York, New York 10022

YORKTOWN ENERGY PARTNERS VII, L.P.

By:	Yorktown VII Company LP, its general partner
By:	Yorktown VII Associates LLC, its general partner

By:	/s/ W. Howard Keenan, Jr.
Name:	W. Howard Keenan, Jr.
Title:	Member
Address:	410 Park Avenue, 19th Floor, New York, New York 10022

YORKTOWN ENERGY PARTNERS VIII, L.P.

By:	Yorktown VIII Company LP, its general partner
By:	Yorktown VIII Associates LLC, its general partner

[Signature Page to Stockholders’ Agreement]

By:	/s/ W. Howard Keenan, Jr.
Name:	W. Howard Keenan, Jr.
Title:	Member
Address:	410 Park Avenue, 19th Floor, New York, New York 10022

[Signature Page to Stockholders’ Agreement]

ARKROSE SUBSIDIARY HOLDINGS LLC

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional Senior Vice President and Treasurer

[Signature Page to Stockholders’ Agreement]

By:	/s/ Paul M. Rady
Name:	Paul M. Rady

MOCKINGBIRD INVESTMENTS, LLC

By:	/s/ Paul M. Rady
Name:	Paul M. Rady
Title:	Manager
Address:	1615 Wynkoop Street, Denver, Colorado, 80202

[Signature Page to Stockholders’ Agreement]

By:	/s/ Glen C. Warren, Jr.
Name:	Glen C. Warren Jr.
Address:	1615 Wynkoop Street, Denver, Colorado, 80202

CANTON INVESTMENT HOLDINGS LLC

By:	/s/ Glen C. Warren, Jr.
Name:	Glen C. Warren Jr.
Title:	Manager
Address:	1615 Wynkoop Street, Denver, Colorado, 80202

[Signature Page to Stockholders’ Agreement]